For the annual period ended 9/30/07
File number 811-03084
Jennison Small Company Fund, Inc.


Item 77D
Jennison Small Company Fund, Inc.
Supplement dated August 14, 2007 to the Prospectus dated December 1, 2006

This supplement amends the Funds
Prospectus dated December 1, 2006.
This supplement is in addition to any
existing supplement to the Funds
Prospectus and amends and replaces
the prior supplements dated March 12,
2007 and July 20, 2007.

As of the close of business on April
27, 2007, Jennison Small Company
Fund, Inc. (the Fund) was closed to
most new investors, subject to
certain exceptions. Effective as of
the close of business on October 19,
2007, the Fund will implement
additional limitations for purchases
of Fund shares by new investors. As
always, the Fund reserves the right
to refuse any purchase order that
might disrupt management of the Fund.
Investors may be required to
demonstrate eligibility to buy shares
of the Fund before a purchase order
is accepted.

Generally, shareholders currently
invested in the Fund that have
remained invested in the Fund as of
the close of business on October 19,
2007, may continue to make additional
investments in the Fund by subsequent
purchases (including automatic
investment plans), exchanges and
dividend or capital gains
reinvestments. Such existing and new
shareholders include, but are not
limited to, shareholders who own Fund
shares in omnibus accounts, certain
group retirement plans and certain
wrap programs.

Investors (including investors who
may purchase Fund shares in omnibus
accounts, certain group retirement
plans and certain wrap programs) who
did not own shares of the Fund as of
October 19, 2007 generally will not
be allowed to buy shares of the Fund
after this date, except that the
following new investors will be
allowed to purchase Fund shares after
October 19, 2007:



Eligible investors who are
exercising their one time 90 day
repurchase privilege in the
Fund.


Members of the Funds investment team,
upon prior approval by the senior
management teams of Prudential
Investments LLC (PI), the Funds
Manager, and Jennison Associates LLC
(Jennison). PI and Jennison
encourage their employees,
particularly members of the Funds
investment team, to own shares of the
Fund.


Investors who participate in
certain group retirement plans and
wrap programs that offered the Fund
as an investment option or were
permitted to offer the Fund as an
investment option after October 19,2007
and such plan continues to offer the Fund as an option after October 19, 2007.

The Fund may resume sales of shares to
all eligible investors at a future date
if PI determines it appropriate and if
the Funds Board of Directors approves of such sales.


LR00180